Exhibit 99.1

Verisk Analytics, Inc. Announces Closing of Wood Mackenzie Acquisition

JERSEY CITY, N.J., May 19, 2015 — Verisk Analytics, Inc. (Nasdaq: VRSK) (the “Company”), a leading data analytics provider, today announced that it completed the acquisition of Wood Mackenzie Limited (“WoodMac”). Wood Mackenzie is a global leader in data analytics and commercial intelligence for the energy, chemicals, metals and mining verticals. The purchase price was £1.85 billion (approximately $2.8 billion, net of foreign currency hedges).

“We’re pleased to have completed the acquisition of WoodMac, and delighted to welcome the team into the Verisk family,” said Scott Stephenson, president and chief executive officer of Verisk Analytics. “This is a strategic acquisition that adds another Verisk-like business in a large, dynamic, and global vertical. We expect a quick and smooth integration, and are ready to pursue a range of combined company opportunities starting immediately.”

“We’re thrilled to be part of Verisk which will give us a larger platform and broader solution set with which we can continue to serve our customers with excellence,” said Stephen Halliday, chief executive officer of Wood Mackenzie.

WoodMac delivered solid results for first-quarter 2015, with revenue growth of 8.7% in GBP and EBITDA growth of 9.5% (excluding exceptional costs), as disclosed in recent filings. Consistent with comments made at the time of the announcement, the Company expects WoodMac revenue growth, in GBP, for the full year in the high single digits with continued strong profitability.

The Company financed the acquisition through:

•	an equity offering with net proceeds of $722 million from the sale of 10.6 million shares at $70.00 per share

•	bond offerings of $900 million of 4.0% Senior Notes due 2025 and $350 million of 5.5% Senior Notes due 2045

•	borrowings of approximately $1.0 billion under its new $1.75 billion revolving credit facility due May 2020, and cash on hand

As a part of the transaction, the Company repaid the remaining $85 million of private placement debt.

Pro forma for acquisition debt and as of March 31, 2015, the Company had total debt, both short term and long term of $3.3 billion and pro forma leverage of 3.4x Debt/EBITDA. The company expects interest expense for 2015 to be $122.7 million. The annualized interest rate based on the capital structure at close is about 3.8%. The company intends to deleverage to 2.5x Debt/EBITDA by year end 2016.

Pro forma for the sale of stock and as of March 31, 2015, there were 172.1 million fully diluted shares outstanding.

The Company continues to work to finalize the valuation of acquired intangibles and currently estimates intangible amortization will be in a range of $135-140 million in 2015 including the Wood Mackenzie amortization. Capital expenditures for the Company for 2015 are now expected to be about $170 million. Fixed asset depreciation and amortization for 2015 is now expected to be in a range of $120-125 million, reflecting about $110 million for Verisk excluding WoodMac.

The 2015 normalized tax rate (excluding one-time items) for the combined company is estimated to be around 37.5%. The Company continues to expect its cash tax payments to reflect the lower corporate tax rate at Wood Mackenzie.

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The transaction is expected to be $0.08 to $0.10 accretive to Adjusted EPS in the second half of 2015. The Company expects to exclude transaction and financing related fees and the impact from the purchase price hedge in its calculation of Adjusted EPS when it reports second-quarter 2015 results.

About Verisk Analytics

Verisk Analytics (Nasdaq: VRSK) is a leading data analytics provider serving customers in insurance, healthcare, financial services, government and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property and financial assets.

Contact

Investor Relations

Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com

Media

Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results, levels of activity, performance or achievements. Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and the prospectus with respect to this offering filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if the Company’s underlying assumptions prove to be incorrect, actual results may vary significantly from the original projections. Any forward-looking statement in this release reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.

Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

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